                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement             [  ] Confidential, for Use of the
                                             Commission only (as permitted
                                             by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Under Rule 14a-12



                                  MAXIMUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:
     (2)   Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (s et forth the amount on which the filing fee is calculated and state how it was determined):
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

                                     [LOGO]

                            11419 SUNSET HILLS ROAD
                             RESTON, VIRGINIA 20190
                                 (703) 251-8500

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 18, 2003

    The 2003 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at our corporate headquarters at 11419 Sunset Hills Road in Reston, Virginia on Tuesday, March 18, 2003 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

        1. The election of three Class III Directors to serve until the 2006 Annual Meeting of Shareholders.

        2. The consideration of the proposal submitted by a shareholder regarding establishing a policy and practice of expensing the costs of future grants of executive stock options.

        3. The transaction of any other business that may properly come before the meeting or any adjournment of the meeting.

    Shareholders of record at the close of business on Friday, January 10, 2003 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

    Our board hopes that you will attend the meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors,

                                          David R. Francis, SECRETARY

January 27, 2003

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
General Information About Voting............................      1

Security Ownership of Management and Five Percent Owners....      2

Section 16(a) Beneficial Ownership Reporting Compliance.....      4

PROPOSAL 1: Election of Directors...........................      4

Vote Required...............................................      4

Board and Committee Meetings................................      8

Director Compensation.......................................      8

Certain Relationships and Related Transactions..............      9

Executive Compensation......................................     10

Summary Compensation Table..................................     10

Option Grant Table..........................................     12

Aggregate Option Exercises and Fiscal Year-End Option
  Values....................................................     13

Executive Employment Agreements.............................     14

Report of the Board of Directors and Compensation
  Committee.................................................     14

Report of the Audit Committee...............................     16

Compensation Committee Interlocks and Insider
  Participation.............................................     17

Independent Public Accountants..............................     17

Stock Performance Graph.....................................     18

PROPOSAL 2: Shareholder Proposal Regarding Expensing Future
  Executive Stock Option Awards.............................     19

MAXIMUS Response to Shareholder Proposal....................     20

Shareholder Proposals for Our 2004 Annual Meeting of
  Shareholders..............................................     20

Other Materials.............................................     21

Appendix A--Audit Committee Charter.........................    A-1

                                     [LOGO]

                            11419 SUNSET HILLS ROAD
                             RESTON, VIRGINIA 20190
                                 (703) 251-8500

                                PROXY STATEMENT

    Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2003 Annual Meeting of Shareholders to be held on Tuesday, March 18, 2003 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to shareholders on or about January 27, 2003.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on January 10, 2003. As of that date, 21,232,791 shares of common stock were outstanding and entitled to one vote each at the meeting. You are entitled to one vote on each item voted on at the meeting for each share of common stock that you held on January 10, 2003.

    HOW TO VOTE YOUR SHARES. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the enclosed proxy card (David V. Mastran, Richard A. Montoni and David R. Francis) will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the enclosed proxy card without indicating how your votes should be cast.

    Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States using the return envelope provided.

    QUORUM. A quorum of shareholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

    NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

                      PROPOSAL                                   REQUIRED VOTE
                      --------                                   -------------
1.   Election of three Class III Directors        For each nominee, a plurality of the votes
                                                  cast for or against such nominee.

2.   Shareholder proposal regarding expensing     A majority of the votes cast for or against
     the cost of future executive stock option    the proposal.
     grants.

    ABSTENTIONS AND BROKER NON-VOTES. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions AND is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote." Abstentions and broker non-votes will not count as votes cast in the election of directors or in the vote on expensing options. Therefore, abstentions and broker non-votes will have no effect on the voting on these matters at the meeting.

    DISCRETIONARY VOTING BY PROXIES ON OTHER MATTERS. Aside from the election of directors and the shareholder proposal regarding expensing options, we do not know of any other proposal that may be presented at the 2003 Annual Meeting. However, if another matter is properly presented to the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy card at any time before we exercise it by notifying our Corporate Secretary in writing, by executing a new proxy card bearing a later date and delivering the new executed proxy card to our Corporate Secretary, or by voting in person at the annual meeting.

    EXPENSES OF SOLICITATION. We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and/or personal interviews.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

    The following table shows the number of shares of our common stock beneficially owned as of December 2, 2002 (unless otherwise indicated), by
(i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our directors and executive officers as a group.

    The number of shares reported as beneficially owned is based upon the rules of the Securities Exchange Commission ("SEC"). Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which a person has the right to acquire within 60 days by exercising any stock option or other right. Accordingly, the following table includes shares that each person has the right to acquire on or before January 31, 2003. Unless otherwise indicated, to the best of our knowledge, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares reported in the table. Inclusion in the table of shares that a person is deemed to beneficially own under SEC rules does not constitute an admission by any person listed in the table of beneficial ownership of those shares for any other purpose.

    To compute the percentage ownership of any person or group listed in the following table, the total number of shares deemed outstanding includes 21,195,503 shares that were outstanding on December 2, 2002 (which number does not include shares held by us as treasury shares), plus any shares that the listed person or group could acquire upon exercising any stock options held by that person or group that are exercisable on or before January 31, 2003.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER                                               SHARES          PERCENT
----------------                                              ---------       ---------
T. Rowe Price Associates, Inc...............................  2,420,700(1)      11.4%
  100 East Pratt Street
  Baltimore, Maryland 21202
Waddell & Reed Financial, Inc...............................  1,662,936(2)       7.8%
  6300 Lamar Avenue
  Shawnee Mission, Kansas 66201
David V. Mastran............................................  2,639,634(3)      12.4%
Russell A. Beliveau.........................................    68,420(4)          *
Lynn P. Davenport...........................................    80,354(5)          *
Thomas A. Grissen...........................................   150,902(6)          *
John J. Haley...............................................     7,123(7)          *
Peter B. Pond...............................................    45,860(8)          *
Marilyn R. Seymann..........................................     6,262(9)          *
James R. Thompson, Jr.......................................    15,795(10)         *
David A. Hogan **...........................................    20,280(11)         *
Richard L. Bradley **.......................................    25,000(12)         *
Richard A. Montoni..........................................         0             *
All directors and executive officers as a group (13           7,143,266(13)     14.2%
  persons)..................................................

------------------------

*   Percentage is less than 1% of all outstanding shares of common stock.

** Mr. Hogan and Mr. Bradley are current employees who served as executive officers as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934 until April 2002.

(1) As of November 30, 2002, as reported by T. Rowe Price Associates, Inc. ("T. Rowe Price"). T. Rowe Price indicates that the reported shares are owned by various individual and institutional investors, including the T. Rowe Price Small Cap Stock Fund, Inc. (which owns 1,158,300 of the reported shares), which T. Rowe Price Associates, Inc. serves as investment advisor with power to direct investments and/or power to vote the reported securities. T. Rowe Price further indicates that it has sole dispositive power for all of the reported shares and sole voting power for 429,200 of the reported shares, and that for purposes of Securities Exchange Act reporting, it is deemed the beneficial owner of the reported shares, but it disclaims that it is in fact the beneficial owner of the reported shares.

(2) As reported by Waddell & Reed Financial, Inc. on behalf of itself,
    Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc. and Waddell & Reed Investment Management Company ("Waddell & Reed"). Waddell & Reed indicates that the reported shares include shares owned by open-ended investment companies or separately managed accounts advised or sub-advised by Waddell & Reed Investment Management Company.

(3) Includes (i) 62,129 shares and 13,269 shares issuable under stock options exercisable on or before January 31, 2003 held by Dr. Mastran's spouse and
    (ii) 1,800 shares held by Dr. Mastran's father.

(4) Includes 7,144 shares issuable under stock options exercisable on or before January 31, 2003. Also includes 61,276 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

(5) Includes 79,104 shares issuable under stock options exercisable on or before January 31, 2003. Also includes 1,250 shares held by Mr. Davenport's son.

(6) Includes 146,622 shares issuable under stock options exercisable on or before January 31, 2003. Also includes 600 shares held by Mr. Grissen's daughter.

(7) Reflects 7,123 shares issuable under stock options exercisable on or before January 31, 2003.

(8) Reflects 45,860 shares issuable under stock options exercisable on or before January 31, 2003.

(9) Reflects 6,262 shares issuable under stock options exercisable on or before January 31, 2003.

(10) Reflects 15,795 shares issuable under stock options exercisable on or before January 31, 2003.

(11) Reflects 20,280 shares issuable under stock options exercisable on or before January 31, 2003.

(12) Reflects 25,000 shares issuable under stock options exercisable on or before January 31, 2003.

(13) Includes shares beneficially owned by David A. Hogan and Richard L. Bradley, our employees who ceased to be executive officers as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934 as of April 2002. Includes 366,459 shares issuable under stock options exercisable on or before January 31, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our directors, our executive officers and anyone owning beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. During some or all of our 2002 fiscal year, Dr. Mastran, Governor Thompson, Dr. Seymann, Messrs. Beliveau, Davenport, Grissen, Haley, Pond and Montoni, David Francis and Jesse Brown were our directors and/or executive officers. During some or all of our 2002 fiscal year,
T. Rowe Price and its affiliates as indicated in footnote one above were a ten percent beneficial owner of us. Based solely on our review of the reports furnished to us and any written representations that no other reports were required received by us, we believe that during our 2002 fiscal year, our directors, executive officers and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that our former director, Jesse Brown, reported his November 2001 purchase of 383 shares of our common stock in March 2002.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The board of directors has fixed the number of directors at eight for fiscal year 2003. Under our charter, the board is divided into three classes, with each class having as nearly equal a number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of shareholders. At the 2003 Annual Meeting, three Class III Directors will be elected to hold office for three years and until their successors are elected and qualified. The board has nominated Lynn P. Davenport, Thomas A. Grissen and David V. Mastran for election as Class III Directors at the upcoming annual meeting. Mr. Davenport, Mr. Grissen and Dr. Mastran presently serve as directors of the company. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these three nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than three. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason a nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

VOTE REQUIRED

    The affirmative vote of a plurality of the total number of votes cast for or withheld from Mr. Davenport at the meeting is required to re-elect
Mr. Davenport to our board. The affirmative vote of a plurality of the total number of votes case for or withheld from Mr. Grissen at the meeting is required to re-elect Mr. Grissen to our board. The affirmative vote of a plurality of the total number of votes case for or withheld from Dr. Mastran at the meeting is required to re-elect Dr. Mastran to our board. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

    The following table contains biographical information about the nominees for Class III Directors and current directors whose terms of office will continue after the 2003 Annual Meeting. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of December 2, 2002, appears above under "Security Ownership of Management and Five Percent Owners."

                              NOMINEES FOR CLASS III DIRECTORS (PRESENT TERM EXPIRES IN 2003)
                              ---------------------------------------------------------------   DIRECTOR
NAME AND AGE                            BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS               SINCE
------------                  ---------------------------------------------------------------  -----------
Lynn P. Davenport             Lynn P. Davenport has served as the General Manager of our          1994
Age: 55                       Health and Consulting Services Strategic Business Unit since
                              October 2001. Before that he was President of our Consulting
                              Group from October 2000 to September 2001. Previously, he had been President of the Human Services Division since he joined us in 1991. Mr. Davenport has served as a director since 1994.
                              He has over 25 years of health and human services experience in the areas of administration, productivity improvement,
                              management consulting, revenue maximization and management information systems. Prior to joining us, Mr. Davenport was employed by Deloitte & Touche, and its predecessor, Touche Ross
                              & Co., in Boston, Massachusetts, where he became a partner in
                              1987. Mr. Davenport received his M.P.A. in Public
                              Administration from New York University in 1971 and his B.A. in
                              Political Science and Economics from Hartwick College in 1969.

Thomas A. Grissen             Thomas A. Grissen has served as the General Manager of our          1999
Age: 43                       Human Services and Systems Strategic Business Unit since
                              October 2001. Before that, he was Chief Operating Officer from
                              October 2000 to September 2001. Previously, he had been
                              President of the Government Operations Group since he joined us in March 1999. Mr. Grissen has served as a director since 1999.
                              Prior to that, he served as the General Manager and Vice
                              President of TRW from January 1998. Mr. Grissen was President of BDM International from April 1997 until joining TRW. Before starting at BDM International, Mr. Grissen was a principal and managing director of Unisys for 16 years. Mr. Grissen received his Executive M.B.A. from Michigan State University and his
                              B.A. in Business from Central Michigan University.

David V. Mastran              David V. Mastran has served as our President and Chief              1975
Age: 60                       Executive Officer since he founded MAXIMUS in 1975.
                              Dr. Mastran received his Sc.D. in Operations Research from
                              George Washington University in 1973, his M.S. in Industrial
                              Engineering from Stanford University in 1966 and his B.S. from the United States Military Academy at West Point in 1965.

                                  CLASS I DIRECTORS (PRESENT TERM EXPIRES IN 2004)
                              --------------------------------------------------------   DIRECTOR
NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS            SINCE
------------                  --------------------------------------------------------  -----------
Peter B. Pond                 Peter B. Pond has served as one of our directors since       1997
Age: 58                       his election by the board in December 1997 and as
                              Chairman of the Board since September 2001. Mr. Pond is
                              a founder of ALTA Equity Partners LLC, a venture capital
                              firm, and has been a General Partner of that firm since
                              June 2000. Prior to that, Mr. Pond was a Principal and
                              Managing Director in the Investment Banking Department
                              at Donaldson, Lufkin & Jenrette Securities Corporation
                              in Chicago and was head of that company's Midwest
                              Investment Banking Group. Mr. Pond holds a B.S. in
                              Economics from Williams College and an M.B.A. in Finance
                              from the University of Chicago. He is also a director of
                              Navigant Consulting, Inc.

James R. Thompson, Jr.        James R. Thompson, Jr. has served as one of our              2001
Age: 66                       directors since his election in March 2001. Governor
                              Thompson currently serves as Chairman of the Chicago
                              office of the law firm of Winston & Strawn, a position
                              he has held since January 1993. He joined that firm in
                              January 1991 as Chairman of the Executive Committee
                              after serving four terms as Governor of the State of
                              Illinois from 1977 until January 1991. Prior to his
                              terms as Governor, he served as U.S. Attorney for the
                              Northern District of Illinois from 1971 to 1975.
                              Governor Thompson served as the Chief of the Department
                              of Law Enforcement and Public Protection in the Office
                              of the Attorney General of Illinois, as an Associate
                              Professor at Northwestern University School of Law, and
                              as an Assistant State's Attorney of Cook County. He is a
                              former Chairman of the President's Intelligence
                              Oversight Board and presently serves as a member of the
                              National Commission on Terrorist Attacks Upon the United
                              States. Governor Thompson is currently a member of the
                              boards of directors of Navigant Consulting, Inc., Prime
                              Retail, Inc., FMC Corporation, FMC Technologies, Inc.
                              and Hollinger International Inc., and he is a trustee of
                              the Prime Group Realty Trust. Governor Thompson also
                              serves on the boards of directors of the Board of Trade
                              of the City of Chicago, Inc., the Japan Society (New
                              York), the Museum of Contemporary Art and the Lyric
                              Opera, and he is a member of the Abraham Lincoln
                              Bicentennial Commission. Governor Thompson attended the
                              University of Illinois and Washington University, and he
                              received his J.D. from Northwestern University in 1959.

                                 CLASS II DIRECTORS (PRESENT TERM EXPIRES IN 2005)
                              --------------------------------------------------------   DIRECTOR
NAME AND AGE                        BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS            SINCE
------------                  --------------------------------------------------------  -----------
Russell A. Beliveau           Russell A. Beliveau has served as one of our directors       1995
Age: 55                       since 1995. From October 2000 until September 2002, he
                              served as President of Investor Relations at MAXIMUS,
                              and from September 1998 until October 2000, he served as
                              our President of Business Development. Prior to that, he
                              served as the President of our Government Operations
                              Group from 1995 to 1998. Mr. Beliveau has more than 20
                              years of experience in the health and human services
                              industry during which he has worked in both government
                              and private sector positions at the senior executive
                              level. Mr. Beliveau's past positions include Vice
                              President of Operations at Foundation Health Corporation
                              of Sacramento, California from 1988 through 1994 and
                              Deputy Associate Commissioner (Medicaid) for the
                              Massachusetts Department of Public Welfare from 1983
                              until 1988. Mr. Beliveau received his Masters in
                              Business Administration and Management Information
                              Systems from Boston College in 1980 and his B.A. in
                              Psychology from Bridgewater State College in 1974.

John J. Haley                 John J. Haley has served as one of our directors since       2002
Age: 53                       his election in June 2002. Mr. Haley is currently
                              President and Chief Executive Officer of Watson Wyatt &
                              Company Holdings, a human resources and employee
                              benefits consulting firm. Mr. Haley joined Watson Wyatt
                              in 1977. Mr. Haley is also a director of Watson Wyatt &
                              Company Holdings and serves on the Watson Wyatt LLP
                              Partnership Board. Mr. Haley is a Fellow of the Society
                              of Actuaries and is a co-author of Fundamentals of
                              Private Pensions (University of Pennsylvania Press). He
                              has an A.B. in Mathematics from Rutgers College and
                              studied under a Fellowship at the Graduate School of
                              Mathematics at Yale University.

Marilyn R. Seymann            Marilyn R. Seymann has served as one of our directors        2002
Age: 60                       since her election in April 2002. Dr. Seymann is
                              currently President and Chief Executive Officer of M
                              One, Inc., a management risk and information systems
                              consulting firm specializing in the financial services
                              industry. She has been with M One since 1991. Dr.
                              Seymann holds a B.A. from Brandeis University, an M.A.
                              from Columbia University, and a Ph.D. from California
                              Western University. She is a director of Beverly
                              Enterprises, Inc., Community First Bankshares, Inc., and
                              NorthWestern Corporation.

BOARD AND COMMITTEE MEETINGS

    Our board of directors held six meetings during fiscal 2002. During our 2002 fiscal year, each of our directors attended all of the meetings of our board of directors and all of the meetings of the committees of the board upon which each served, except that Dr. Mastran and Governor Thompson did not attend one meeting of the board, and Governor Thompson did not attend one Audit Committee meeting.

    Our board has a standing Audit Committee that evaluates our independent accountants, reviews our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our independent accountants. The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent accountants (including resolution of disagreements between our management and our independent accountants regarding financial reporting). The members of the Audit Committee are Mr. Pond, Dr. Seymann and Governor Thompson, each of whom is independent as defined by applicable New York Stock Exchange listing standards governing the qualifications of audit committee members in effect on the date of this proxy statement. The Audit Committee held five meetings during fiscal 2002. The Audit Committee operates under a written charter originally adopted by the board on May 16, 2000, as subsequently amended. The Audit Committee's charter, as amended and currently in effect, is included as Appendix A to this proxy statement. The Audit Committee's report appears in this proxy statement under the heading "Report of the Audit Committee."

    Our board also has a standing Compensation Committee that is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants. The members of the Compensation Committee are Mr. Pond and Governor Thompson. The Compensation Committee's report appears in this proxy statement under the heading "Report of the Board of Directors and Compensation Committee." During our 2002 fiscal year, the Compensation Committee did not meet separately from the full board.

    Our board also has a standing Nominating Committee comprised of Mr. Pond and Governor Thompson, who serves as the chairman of the committee. Our Nominating Committee will consider nominations from shareholders. Shareholder nominations should be submitted in writing to our Secretary at our corporate headquarters. During our 2002 fiscal year, the Nominating Committee did not meet separately from the full board.

DIRECTOR COMPENSATION

    Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors. Outside directors are paid a $30,000 annual retainer and a fee of $2,500 for each day of board or committee meetings in which they participate. Mr. Pond receives an additional $60,000 retainer for his services as Chairman of the Board. Directors who are entitled to directors' fees may elect to receive all or a portion of their cash fees in stock options granted under our 1997 Equity Incentive Plan, valued using the Black-Scholes option pricing method. For fiscal 2002, Mr. Haley, Mr. Pond and Governor Thompson elected to receive their annual retainers in the form of stock options, and Dr. Seymann elected to receive her annual retainer in the form of cash. Pursuant to their elections, Mr. Haley received options to purchase 1,436 shares of our common stock at $30.32 per share, and Mr. Pond and Governor Thompson each received options to purchase 1,556 shares of our common stock at an exercise price of $29.60 per share. For fiscal 2002, all of our outside directors also elected to receive all of their meeting attendance fees in the form of stock options. Pursuant to these elections, Mr. Haley received options to purchase 351 shares of our common stock at exercise prices ranging from $23.10 to $24.32 per share, Mr. Pond received options to purchase 1,329 shares of our common stock at exercise prices ranging from $23.10 to $42.98 per share, Dr. Seymann received options to purchase 942 shares of our common stock at exercise prices ranging from $23.10 to $30.91 per share and Governor Thompson received options to purchase 978 shares of our common stock at exercise prices ranging from $24.32 to $42.98 per share.

    Any director who is not a MAXIMUS employee is eligible to participate in our 1997 Director Stock Option Plan. Options under the Director Stock Option Plan are automatically granted to an eligible director upon the election or re-election of the director. Under the plan, each option consists of 5,000 shares of common stock for each year of the term of office to which the director is elected or re-elected, with any period of term of office less than a year deemed a full year. The option becomes exercisable for 5,000 shares immediately upon grant and, if the grant is for more than 5,000 shares, then it also becomes exercisable for an additional 5,000 shares at each subsequent annual shareholders meeting during which the optionee is an eligible director and shares remain unexercisable under the option. Options granted under the Director Stock Option Plan have a ten-year term. The exercise price for each option is equal to our common stock's last sale price on the trading day immediately preceding the date of grant, as reported on the New York Stock Exchange. During fiscal year 2002, the eligible directors were Mr. Haley, Mr. Pond, Dr. Seymann and Governor Thompson.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Governor Thompson, who has served as one of our directors since his election in March 2001, is Chairman of the law firm of Winston & Strawn in Chicago. Winston & Strawn has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

    Donna Muldoon Mastran is employed by us as an Executive Vice President. She is married to Dr. Mastran, our President and CEO and one of our directors.
Mrs. Mastran earned $125,600 in salary and $7,500 in bonus from us during our 2002 fiscal year. As of the date of this proxy statement, Mrs. Mastran remains employed by us on similar terms.

    Keven L. Kvasnicka is employed by us as a Manager in our Office of Information Systems. Mr. Kvasnicka is married to Dr. Mastran's daughter.
Mr. Kvasnicka earned $83,460 in salary and $5,000 in bonus from us during our 2002 fiscal year. As of the date of this proxy statement, Mr. Kvasnicka remains employed by us on similar terms.

    Joseph L. Mastran, Dr. Mastran's brother, is employed by us as a Corporate Real Estate Specialist. Joseph Mastran earned $63,000 in salary and $2,000 in bonus from us during our 2002 fiscal year. As of the date of this proxy statement, Joseph Mastran remains employed by us on similar terms.

    Richard A. Montoni, who joined us as our Chief Financial Officer and Treasurer in March 2002, was provided by us with a bridge loan intended to facilitate Mr. Montoni's relocation to Virginia. The principal amount of the loan was $325,000 and interest was charged on the loan at the rate of 4.0% per year. On September 25, 2002, Mr. Montoni repaid all of the outstanding principal and interest on the loan.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below provides earned compensation information for our CEO and our six most highly compensated other employees who served as our executive officers during some or all of our 2002 fiscal year whose salary and bonus from MAXIMUS earned for fiscal year 2002 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                                                      AWARDS
                                               ANNUAL COMPENSATION           ------------------------
                                        ----------------------------------                 NUMBER OF
                                                              OTHER ANNUAL   RESTRICTED    SECURITIES    ALL OTHER
                              FISCAL     SALARY     BONUS     COMPENSATION   STOCK UNITS   UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)       ($)(1)       ($)(2)        ($)(3)       OPTIONS        ($)(4)
---------------------------  --------   --------   --------   ------------   -----------   ----------   ------------
David V. Mastran.........      2002      375,000      --         --             --            --           --
  President and Chief          2001      350,000      --         --             --            --           --
  Executive Officer            2000      350,000      --         --             --            --           --
Lynn P. Davenport........      2002      360,000     20,000      --            256,190        5,000(5)     8,000
  General Manager, Health      2001      340,000      --         --             --            --           6,800
  and Consulting Services      2000      320,000    138,750      --             --           21,985(6)     6,800
  SBU
Thomas A. Grissen........      2002      360,000     20,000      --            226,050        5,000(7)     6,500
  General Manager, Human       2001      340,000     30,100      --                           --           6,800
  Services and Systems SBU     2000      320,000     95,000      --                          36,944(8)     8,250
David A. Hogan*..........      2002      290,000     20,000      --            150,700        --           8,000
  President, Human Services    2001      260,000     74,630      --                           --           7,108
  Group                        2000      205,000     97,000      --                          32,175(9)     6,796
Richard L. Bradley**.....      2002      273,000     20,000      --            105,490        --           6,150
  President, Systems Group     2001      234,394     30,100      --             --           50,000(10)    5,200
                               2000           --      --         --             --            --           --
Russell A. Beliveau***...      2002      280,000     10,000      --             --            --           8,000
  President of Investor        2001      280,000     24,070      --             --            --           6,800
  Relations                    2000      280,000     25,000      --             --            2,880(11)    6,800
Richard A. Montoni****...      2002      176,042     54,166      69,886(12)    105,490       60,000(13)    3,250
  Chief Financial Officer      2001        --         --         --             --            --           --
                               2000        --         --         --             --            --           --

--------------------------

* Mr. Hogan is a current employee who served as one of our executive officers as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934 until April 2002.

** Mr. Bradley is a current employee who served as one of our executive officers as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934 until April 2002. Mr. Bradley's employment with us began in October 2000.

*** Mr. Beliveau resigned from his position as President of Investor Relations effective September 30, 2002. He continues to serve as a member of our board of directors.

****Mr. Montoni's employment with us began in March 2002.

(1) The bonuses shown for fiscal year 2002 were earned in fiscal year 2002, but were paid on or about October 15, 2002. Similarly, bonuses shown for fiscal year 2001 were earned in fiscal year 2001, but paid on or about October 31, 2001, and bonuses shown for fiscal year 2000 were earned in fiscal year 2002, but were paid on or about October 31, 2000.

(2) Compensation in the form of perquisites and other personal benefits has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the officer for the 2002 fiscal year.

(3) The values attributed to the RSUs granted in our 2002 fiscal year reported in this column are determined by multiplying the number of RSUs awarded by the market value of our common stock on the grant date of the RSUs. The aggregate number and market value (based on the closing price of our stock on September 30, 2002) of the RSUs held by each of the individuals listed in this chart on September 30, 2002 (based on the closing price of our common stock on September 30, 2002) was as follows: Dr. Mastran, no RSUs;
    Mr. Davenport, 8,500 RSUs valued at $190,400; Mr. Grissen, 7,500 RSUs valued at $168,000; Mr. Hogan, 5,000 RSUs valued at $112,000; Mr. Bradley, 3,500
    RSUs valued at $78,400; Mr. Beliveau, no RSUs; Mr. Montoni, 3,500 RSUs valued at $78,400. These RSUs were granted on March 31, 2003 and vest as to one-sixth of each award on each of the first six anniversaries of March 31, 2003, subject to acceleration of vesting if certain earnings targets are met. Dividend equivalents will not be paid on the RSUs.

(4) The figures in this column represent our contribution to the employee's account under our 401(k) plan.

(5) Consists of options earned in fiscal 2002 to purchase common stock at an exercise price of $22.17 per share granted in October 2002.

(6) Consists of options earned in fiscal 2000 to purchase 15,985 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(7) Consists of options earned in fiscal 2002 to purchase common stock at an exercise price of $22.17 per share granted in October 2002.

(8) Consists of options earned in fiscal 2000 to purchase 30,944 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(9) Consists of options earned in fiscal 2000 to purchase 26,175 shares of common stock at an exercise price of $20.75 per share granted in October 2000 and options to purchase 6,000 shares of common stock at an exercise price of $20.438 per share granted in June 2000.

(10) Consists of options earned in fiscal 2001 to purchase common stock at an exercise price of $20.875 per share granted in October 2000.

(11) Consists of options earned in fiscal 2000 to purchase common stock at an exercise price of $20.75 per share granted in October 2000.

(12) Moving allowance (Mr. Montoni relocated from Denver, Colorado to Reston, Virginia).

(13) Consists of options earned in fiscal 2002 to purchase common stock at an exercise price of $32.67 per share granted in February 2002.

OPTION GRANT TABLE

    The following table provides information for options granted during our 2002 fiscal year to our CEO and our six most highly compensated other employees who served as our executive officers during some or all of our 2002 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                               ---------------------------------------------------------      VALUE OF ASSUMED
                                                  PERCENT                                      ANNUAL RATES OF
                               NUMBER OF          OF TOTAL                                       STOCK PRICE
                               SECURITIES         OPTIONS                                     APPRECIATION FOR
                               UNDERLYING        GRANTED TO     EXERCISE OR                    OPTION TERM (1)
                                OPTIONS          EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
NAME                            GRANTED        IN FISCAL YEAR    ($/SHARE)       DATE          5%          10%
----                           ----------      --------------   -----------   ----------   ----------   ----------
David V. Mastran.............     --              --               --             --           --           --
Lynn P. Davenport............     --              --               --             --           --           --
Thomas A. Grissen............     --              --               --             --           --           --
David A. Hogan...............     --              --               --             --           --           --
Richard L. Bradley...........     --              --               --             --           --           --
Russell A. Beliveau..........     --              --               --             --           --           --
Richard A. Montoni...........    60,000(2)            13%          32.67      02/19/2012    1,233,000    3,124,200

------------------------

(1) The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's ten-year term. We based the values on the common stock's last sale price on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock's price, which will affect all shareholders proportionately.

(2) This option was granted on February 19, 2002 under our 1997 Equity Incentive Plan. The option expires upon the earlier of three months after Mr. Montoni's termination of employment or February 19, 2012. The option vests as to one-fourth of the shares subject to the option on each of the first four anniversaries of the grant date.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides information regarding stock options exercised during our 2002 fiscal year by our CEO and our six most highly compensated other employees who served as our executive officers during some or all of our 2002 fiscal year, the number of shares of stock underlying unexercised stock options held on September 30, 2002 by our CEO and our six most highly compensated other employees who served as our executive officers during some or all of our 2002 fiscal year, and the value of unexercised stock options held on September 30, 2002 by our CEO and our six most highly compensated other employees who served as our executive officers during some or all of our 2002 fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                 OPTIONS EXERCISED DURING         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                     FISCAL YEAR 2002                 FISCAL YEAR-END           FISCAL YEAR-END ($)(2)
                             --------------------------------   ---------------------------   ---------------------------
                                NUMBER OF
                             SHARES ACQUIRED   VALUE REALIZED
NAME                           ON EXERCISE        ($) (1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ---------------   --------------   -----------   -------------   -----------   -------------
David V. Mastran...........      --                --              --             --              --            --
Lynn P. Davenport..........      40,000          1,395,500         89,104         13,609       1,143,490        19,073
Thomas A. Grissen..........      --                --             146,622         69,521          28,472        31,415
David A. Hogan.............      --                --              20,280         17,211          24,538        27,480
Richard L. Bradley.........      --                --              12,500         37,500          19,063        57,188
Russell A. Beliveau........      21,344            390,841          2,144          1,965           1,188         2,376
Richard A. Montoni.........      --                --              --             60,000          --            --

------------------------

(1) The values in this column represent the fair market value of the shares acquired upon exercise of options as of the date of exercise, less the exercise price paid to exercise those options.

(2) The values in this column represent the difference between the last reported sales price of the common stock as reported by the New York Stock Exchange on September 30, 2002 ($22.40) and the exercise price of the option, multiplied by the number of shares subject to the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

    COMPENSATION. Dr. Mastran, Mr. Davenport and Mr. Beliveau formerly served as officers of MAXIMUS under executive employment agreements which expired in September 2001. Mr. Hogan and Mr. Bradley do not have employment agreements with us. Accordingly, these officers served in fiscal 2002 as employees-at-will.
Mr. Grissen and Mr. Montoni serve as officers of MAXIMUS under executive employment agreements which provide for minimum base salaries, subject to annual review for adjustment. Mr. Grissen's executive employment agreement set his initial base salary at $25,000 per month, and Mr. Montoni's executive employment agreement set his initial base salary at $27,083 per month. In addition, each of these officers is entitled to receive a year-end bonus under his employment agreement that is consistent with our past practices. Mr. Montoni's agreement also provided for a moving allowance and a relocation loan.

    TERM AND TERMINATION. Dr. Mastran's, Mr. Davenport's and Mr. Beliveau's employment agreements expired on September 30, 2001. Mr. Grissen's employment term began March 1, 1999 and continues through March 1, 2003. Mr. Montoni's employment term began March 18, 2002 and continues through March 18, 2006. The employment of each of these officers is subject to our right to terminate the officer's employment if the officer breaches any material duty or obligation to us or engages in other proscribed conduct.

    OTHER TERMS. Mr. Grissen's and Mr. Montoni's employment agreements provides that they will not compete with us and will maintain our trade secrets in strict confidence. Although now expired, our employment agreements with Dr. Mastran, Mr. Davenport and Mr. Beliveau contain provisions which survive the expiration of the agreements which similarly limit these officers from engaging in certain competitive activities and require these officers to maintain the confidentiality of our proprietary information.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    The Compensation Committee of our board of directors establishes the cash compensation policies for the company's executive officers. During our 2002 fiscal year, the Compensation Committee consisted of Mr. Pond and Mr. Jesse Brown, two of our outside directors, until Mr. Brown's resignation effective March 31, 2002. Beginning April 4, 2002, Governor Thompson, another of our outside directors, joined Mr. Pond on the Compensation Committee. The board of directors is responsible for approving the equity compensation of executive officers under the MAXIMUS 1997 Equity Incentive Plan. The board and the Compensation Committee submit this report on compensation policies and actions during fiscal year 2002 with respect to our executive officers, including
Dr. Mastran in his capacity as President and Chief Executive Officer of the company and our six most highly compensated other employees who served as our executive officers during some or all of our 2002 fiscal year.

    COMPENSATION PHILOSOPHY

    MAXIMUS bases its executive compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the company's long-term success. Through its compensation policy, MAXIMUS strives to provide total compensation that is competitive with other companies in comparable lines of business. The compensation program includes both motivational and retention-related compensation components. Effective individual performance that meets and exceeds MAXIMUS' current plans and objectives is encouraged through bonus awards and stock option and restricted stock unit ("RSU") grants. Stock options and RSUs are granted in order to link a meaningful portion of the compensation of MAXIMUS' executives with the performance of MAXIMUS' common stock.

    MAXIMUS endeavors to reward each executive's achievement of designated targets that relate to MAXIMUS' annual and long-term performance, customer satisfaction and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, we believe that an effective compensation program also requires the application of judgment and subjective determinations of individual performance. Therefore, the Compensation Committee and MAXIMUS' board of directors apply their judgment to reconcile the program's objectives with the realities of retaining valued employees.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. MAXIMUS currently intends to structure its stock option grants to executive officers in a manner that meets these performance-based requirements.

    EXECUTIVE COMPENSATION PROGRAM

    Compensation for MAXIMUS' executives consists of three principal elements: annual base salary, annual cash bonus and annually-awarded long term equity incentives.

    BASE SALARY. Mr. Grissen and Mr. Montoni receive an initial monthly base salary under the terms of their employment agreements, subject to annual review for adjustment. Mr. Grissen's employment agreement was approved by MAXIMUS in 1999, and Mr. Montoni's agreement was approved by MAXIMUS in 2002.
Messrs. Davenport, Hogan, Bradley and Beliveau were paid base salaries during our 2002 fiscal year as determined by the Compensation Committee. MAXIMUS sets the salaries or minimum salaries of its executive officers by referring to the relevant executive's salary history and by considering internal and external factors, and MAXIMUS may adjust base salaries for future periods based upon individual performance, experience and the salaries paid to individuals in comparable positions with other companies.

    CASH BONUS. Messrs. Davenport, Grissen, Hogan, Bradley, Beliveau and Montoni also may receive an annual cash bonus as significant part of their annual compensation. In fiscal 2002, their cash bonuses represented the following percentages of the indicated officer's total fiscal 2002 earned cash compensation: Mr. Davenport, 5.3%; Mr. Grissen, 5.3%; Mr. Hogan, 6.5%,
Mr. Bradley, 6.8%, Mr. Beliveau, 3.6%; and Mr. Montoni, 18.0%. A target cash bonus is established for Mr. Grissen and Mr. Montoni by the terms of their employment agreements. We determine the amount of the cash bonuses awarded to our other executive officers based upon our financial performance and each officer's contribution to this performance. We review and evaluate the performance of the executive's division or activity, the impact on us of that division or activity and the skills and experience required for the job in assessing each executive's contribution to our success. We also compare these factors with similar factors applied to other executives, both inside and outside of MAXIMUS.

    EQUITY OWNERSHIP. MAXIMUS also provides long-term incentive compensation to its executives in the form of options to purchase common stock and RSUs. The MAXIMUS equity ownership program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and
(ii) attract and retain important key executives, managers and individual contributors. The retention of key executives is essential to our growth and development.

    Generally, the stock options and RSUs that MAXIMUS grants have relatively long vesting periods and, in the case of stock options, exercise prices equal to the fair market value per share of common stock on the date of the grant. The retention value of these options and RSUs is maximized, and our executive officers are provided with an incentive for longer-term success, through long vesting periods. Many of our stock options vest in equal annual installments over four years beginning on the first anniversary of the date of the option grant. If employees leave MAXIMUS before their options are exercisable, the unexercisable portions are forfeited. While MAXIMUS believes that these longer vesting periods are in the shareholders' best interest, the vesting periods may result in an increased number of outstanding options compared to companies with shorter vesting schedules. The RSUs typically vest in equal installments over six years beginning on the first anniversary of the RSU grant, subject to acceleration in the event the company achieves certain performance targets.

    In general, the number of RSUs and shares of common stock underlying the stock options granted to each executive officer reflects the significance of that executive officer's current and anticipated contributions to MAXIMUS and the equity compensation policies of competitors and other privately-held and publicly-traded companies with similar capitalizations. MAXIMUS expects to continue to apply this philosophy to future grants of its stock options and RSUs. The value that may be realized upon exercise of options depends upon the price of our common stock at the time of exercise and the exercise price of the option. Each individual option-holder, and not the board, makes the decision as to whether to exercise options that are exercisable at any particular time.

    DR. MASTRAN'S COMPENSATION

    Dr. Mastran's minimum base annual salary for fiscal 2002 was fixed at $375,000 by the board of directors, representing a $25,000 increase from Dr. Mastran's base salary during fiscal 2001. The board has set Dr. Mastran's base salary at a level it believed was consistent with Dr. Mastran's salary history at MAXIMUS. The Compensation Committee is responsible for determining Dr. Mastran's annual bonus after the end of the fiscal year by evaluating MAXIMUS' overall financial performance and Dr. Mastran's contribution to MAXIMUS' performance. Despite Dr. Mastran's substantial contributions to MAXIMUS' performance in fiscal 2002, Dr. Mastran received no bonus, stock awards or option grants in light of his existing significant equity ownership in MAXIMUS. On October 15, 2002, the Compensation Committee approved an increase in Dr. Mastran's base salary for our 2003 fiscal year to $430,000.

                                          MAXIMUS, INC.
                                          BOARD OF DIRECTORS
                                          Russell A. Beliveau
                                          Lynn P. Davenport
                                          Thomas A. Grissen
                                          John J. Haley
                                          David V. Mastran
                                          Peter B. Pond
                                          Marilyn R. Seymann
                                          James R. Thompson, Jr.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the board of directors' primary function is to assist the board in fulfilling its oversight responsibilities for financial reporting compliance by reviewing the audited financial statements, the systems of internal controls which management and the board of directors have established and the overall audit process. In the course of its oversight, the Audit Committee of the board has (i) reviewed and discussed with management the MAXIMUS audited financial statements for the fiscal year ended September 30, 2002, (ii) discussed with Ernst & Young LLP, MAXIMUS' independent accountants, the matters required to be discussed by Statement on Accounting Standards
No. 61, COMMUNICATION WITH AUDIT COMMITTEES, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES. In addition, the Audit Committee discussed with the independent accountants the auditors' independence and considered whether the provision by Ernst & Young LLP of the non-audit services described in the section of this proxy statement captioned "Independent Public Accountants" below is compatible with maintaining the auditors' independence.

    Based on this review and discussion, the Audit Committee recommended to the board of directors that the audited financial statements be included in the MAXIMUS Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          Peter B. Pond
                                          Marilyn R. Seymann
                                          James R. Thompson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 2002, the MAXIMUS Compensation Committee consisted of Mr. Pond and Mr. Jesse Brown, until Mr. Brown's resignation from the Board effective March 31, 2002. Governor Thompson was elected to the Compensation Committee on April 4, 2002, a position he held for the remainder of our 2002 fiscal year. As disclosed under the caption "Certain Relationships and Related Transactions" above, Governor Thompson is Chairman of the law firm of Winston & Strawn, which firm has provided certain specialized legal services to MAXIMUS from May 2000 to the present.

    In addition, Dr. Mastran and Messrs. Beliveau, Davenport and Grissen, in their respective capacities as members of our board of directors, participated in our board's deliberations during our 2002 fiscal year concerning executive officer compensation. During our 2002 fiscal year, these individuals served as officers and employees of MAXIMUS.

INDEPENDENT PUBLIC ACCOUNTANTS

    We have selected the firm of Ernst & Young LLP as our independent public accountants for fiscal year 2003. Ernst & Young examined our financial statements for fiscal year 2002. Representatives of Ernst & Young are expected to attend the annual meeting to respond to questions and will have the opportunity to make a statement if they desire.

    AUDIT FEES. The aggregate of fees billed to us by Ernst & Young for professional services rendered for the audit of our annual financial statements for our 2002 fiscal year and for reviewing our financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for our 2002 fiscal year was $281,000. The aggregate of fees billed to us by Ernst & Young for professional services rendered for accounting consultations during our 2002 fiscal year and for all other audit-related services provided to us by Ernst & Young during our 2002 fiscal year was $228,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed to us by Ernst & Young for financial systems design and implementation services for our 2002 fiscal year.

    ALL OTHER FEES. The aggregate of fees billed to us by Ernst & Young for all services rendered to us by Ernst & Young for our 2002 fiscal year, other than the fees disclosed in the preceding two paragraphs of this proxy statement, was $161,000.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total shareholder return on our common stock for the five-year period from September 30, 1997 to September 30, 2002, with the cumulative total return for the NYSE Stock Market (U.S. Companies) Index and the NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S. Companies) Management and Public Relations Services Index. This graph assumes the investment of $100 on September 30, 1997 in our common stock, the NYSE Stock Market (U.S. Companies) Index and the NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S. Companies) Management and Public Relations Services Index and assumes dividends are reinvested.

                                    [GRAPH]

                                     LEGEND

                                              9/30/97    9/30/98    9/30/99    9/30/00    9/30/01    9/30/02
                                              --------   --------   --------   --------   --------   --------
MAXIMUS, Inc................................   $100.0     $105.4     $103.5     $ 76.5     $137.3     $ 77.4
NYSE Stock Market (U.S. Companies) Index....   $100.0     $104.1     $123.8     $141.6     $120.4     $100.5
NYSE/AMEX/NASDAQ Stocks (SIC 8740-8749 U.S.
  Companies) Management and Public Relations
  Services Index............................   $100.0     $ 78.7     $ 69.4     $ 49.3     $ 33.4     $ 26.6

  PROPOSAL 2: SHAREHOLDER PROPOSAL REGARDING EXPENSING FUTURE EXECUTIVE STOCK
                                 OPTION AWARDS

     THE AMALGAMATED BANK LONGVIEW SMALLCAP 600 INDEX FUND, 11-15 UNION SQUARE, NEW YORK, NEW YORK 10003, HOLDER OF 17,295 SHARES OF OUR COMMON STOCK, HAS
    SUBMITTED THE FOLLOWING PROPOSED RESOLUTION AND SUPPORTING STATEMENT FOR
                   CONSIDERATION AT OUR 2003 ANNUAL MEETING:

    RESOLVED: The shareholders of MAXIMUS, Inc. (the "Company") hereby request that the Board of Directors establish a policy and practice of expensing in the Company's annual income statement the costs of all future stock options issued to Company executives.

                              SUPPORTING STATEMENT

    Stock options are an important part of the Company's overall executive compensation program. The grant of stock options is designed to provide positive incentives for executives to focus on creating long-term corporate value. The increasing use of stock options at a time of growing investor skepticism about the accuracy and transparency of corporate financial reporting has prompted a public debate on the appropriate accounting treatment for stock options.

    Current accounting rules allow companies to report stock option expenses annually in a company income statement or as a footnote in the annual report. (See Financial Accounting Standards Board Statement No. 123). Most companies, including MAXIMUS, report the calculated cost of corporate stock options as a footnote in the annual report. Thus, option costs are not included in determining the Company's operating income.

    We believe that including the estimated cost of stock option grants in a company's income statement would more accurately reflect a company's operational earnings. Standard & Poor's ("S&P") recently issued a report entitled MEASURES OF CORPORATE EARNINGS, which set out a new formula for more accurately calculating the after-tax earnings generated from a company's principal business or businesses. S&P's call for a more accurate "core earnings" calculation of corporate operational earnings was prompted in large measure by investor concerns about the transparency, accuracy and reliability of corporate financial reporting.

    One of the key reporting items examined in the S&P report was the accounting treatment of stock option grants. S&P stated that the "growing use [of options] means that investors and analysts should have the essential data needed to evaluate options and their impact on corporate profits. Research shows that options expense could lower Core Earnings by as much as 10%."

    We believe that stock option costs should be included in earnings statements because these stock grants are part of a company's executive compensation plans, no less than such items as salaries, cash bonuses and other benefits.

    We believe that a company's failure to treat stock option grant costs as expenses on corporate income statements may provide investors with an inaccurate assessment of corporate profitability. Also, we believe that the failure to expense executive stock options can result in excessive use of such options based on a belief that they impose "no cost" on the company.

    These factors prompt concern regarding MAXIMUS, given that in 2002 the potential equity dilution under existing option plans was approximately 25% of market value, according to Institutional Shareholder Services.

    In our view, expensing stock option costs would help promote more appropriate use of stock options in executive compensation plans and give investors a more accurate picture of company operational earnings and the true cost of executive compensation.

    We urge you to vote YES on this proposal.

                    MAXIMUS RESPONSE TO SHAREHOLDER PROPOSAL

    MAXIMUS views the use of stock options as a valuable tool for recruiting top management talent, and we believe that we have used that tool with prudence and moderation. We acknowledge the concerns of some shareholders that the cost of stock options should be reflected in the Company's financial statements. MAXIMUS is not opposed to the idea of expensing stock options, but we believe such an important accounting principle should be applied consistently among all companies. Currently, the Notes to the Company's Consolidated Financial Statements contained in our Form 10-K include a calculation to show the cost of stock options, on a pro forma basis, as required by Statement of Financial Accounting Standard No. 123.

    Although the issue of expensing stock options has attracted significant interest from the accounting, legal, and investment communities, there is no standard applicable to all companies by which options are required to be valued, and no consensus has emerged on the appropriate method for measuring the true cost of stock options to the Company. Our experience using the Black-Scholes option valuation formula suggests that it is a very imprecise tool for these purposes. Moreover, the dilution of the common stock that occurs when the options are exercised creates another "cost" for the Company. Thus, the impact of expensing of stock options is doubly felt.

    MAXIMUS does and will continue to comply with all SEC and Financial Accounting Standards Board (FASB) requirements, and we will continue to apply conservative option valuation methods consistent with sound accounting and industry practices. At this time, however, we believe the Company would be placed at a relative disadvantage in attracting and retaining executive talent if it were required to expense the cost of stock options, especially since this accounting treatment has not been standardized or widely adopted and is not required of our competitors. Because of the cost and negative tax consequences, MAXIMUS would essentially be foreclosed from issuing stock options as part of our compensation package if we implement this accounting method before widespread industry adoption. We would likely have difficulty in attracting and retaining key executives. Ultimately this could make the Company a less attractive investment and harm our shareholders.

    Due to our September fiscal year end, we find ourselves confronting this issue much sooner than our competitors and before there is any clear guidance from regulatory agencies. MAXIMUS believes the proper method for accounting for options is a matter best left to the SEC and FASB, and those organizations should adopt standards applicable to all companies. We do not believe our shareholders are best served by having the Company adopt a practice that may not become widely used, that will depress our earnings relative to those of our peer group companies, and that will place us at a disadvantage in recruiting and holding key executives.

    FOR THESE REASONS, WE RESPECTFULLY URGE YOU TO VOTE AGAINST THIS PROPOSAL.

SHAREHOLDER PROPOSALS FOR OUR 2004 ANNUAL MEETING OF SHAREHOLDERS

    Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting. However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder's notice within 15 days after our notice or disclosure was given. A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

    Any proposal you intend to present at the 2004 Annual Meeting of Shareholders must be received by MAXIMUS at our principal office at 11419 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary, not later than September 29, 2003 if you wish to have it included in the proxy statement and form of proxy for that meeting.

    In addition, if we do not receive your proposal for presentation at the 2004 Annual Meeting by December 13, 2003, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2004 Annual Meeting.

OTHER MATERIALS

    Our Summary Annual Report for our 2002 fiscal year and our Annual Report on Form 10-K for our 2002 fiscal year as filed with the SEC on December 20, 2002 (excluding certain exhibits) are being mailed to shareholders along with this notice and proxy statement on or about January 27, 2003. UPON WRITTEN REQUEST, WE WILL PROVIDE ANY RECIPIENT OF THIS PROXY STATEMENT, FREE OF CHARGE, ONE COPY OF OUR COMPLETE ANNUAL REPORT ON FORM 10-K FOR OUR 2002 FISCAL YEAR, INCLUDING ALL EXHIBITS. REQUESTS SHOULD BE DIRECTED TO RICHARD A. MONTONI, CHIEF FINANCIAL OFFICER; MAXIMUS, INC.; 11419 SUNSET HILLS ROAD; RESTON, VIRGINIA 20190.

                                          By Order of the Board of Directors,
                                          David R. Francis, SECRETARY

January 27, 2003

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The principal purpose of the Audit Committee ("Committee") is to assist the Board of Directors ("Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting processes and audits of the Company's financial statements. The Committee will review the financial reports and other financial information provided by the Company, the Company's disclosure controls and procedures and internal accounting and financial controls, the internal audit function, the legal compliance and ethics programs, and the annual independent audit process.

    In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority and resources to engage independent outside counsel, auditors, or other experts as it deems necessary to carry out its duties.

    The outside auditor is ultimately accountable to the Board and the Committee as representatives of the shareholders. The Committee, as a committee of the Board, shall have the direct authority and responsibility for the appointment (and where appropriate, replacement), compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between management and the outside auditor regarding financial reporting. The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for pre-approving all auditing services and permitted non-audit services provided by the outside auditor.

    This Charter shall be reviewed for adequacy on an annual basis by the Committee.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the New York Stock Exchange audit committee composition requirements. Accordingly, all of the members will be directors:

    - Who have no relationship to the Company that the Board determines would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

    - Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its committees;

    - Who are not an "affiliated person" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its committees; and

    - Who are financially literate.

    In addition, at least one member of the Committee will have sufficient accounting or related financial management expertise to comply with the New York Stock Exchange audit committee composition requirements and, to the extent practicable, be a "financial expert" (as that term is defined by the Securities and Exchange Commission (the "SEC")).

KEY RESPONSIBILITIES

    The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing the annual financial statements and for reviewing the unaudited quarterly financial statements.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

    - The Committee shall discuss with the internal auditor and the outside auditor the overall scope, staffing, and plans for their respective audits.

    - The Committee shall review with management and the outside auditor the audited financial statements and disclosures under management's discussion and analysis of financial condition and results of operations to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee shall also review the Company's disclosure in the annual Proxy Statement pertaining to the responsibilities and activities of the Committee.

    - As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

    - The Committee shall review and discuss earnings press releases with Company management before they are issued.

    - The Committee shall periodically discuss with management, the internal auditor, and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

    - When required, the Committee shall review management's assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the outside's auditor's report on management's assessment.

    - The Committee shall periodically review with management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee shall also discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

    - The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

    - The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

    - The Committee shall review with management and the outside auditor the Company's critical accounting policies and practices.

    - The Committee shall review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

    - The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships or services and their impact on the outside auditor's independence, and take appropriate action regarding the independence of the outside auditor.

    - As required by SEC regulations, the Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any member to whom pre-approval authority is delegated must be presented to the full Committee at the next scheduled meeting.

    - The Committee shall prepare its report to be included in the Company's annual proxy statement as required by SEC regulations.

    - The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company's Annual Report on Form 10-K.

    - The Committee shall approve a code of ethics, as required by rules of the SEC, for senior financial officers and such other employees and agents of the Company as it determines.

    - The Committee shall review and approve all related-party transactions.

    - The Committee shall receive reports from the Company's legal counsel of any evidence of material violations of the securities laws or breaches of fiduciary duty.

    - At least annually, the Committee shall obtain and review a report by the outside auditors describing the Company's internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review of the Company, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Company, and any steps taken to address any issues identified.

    - The Committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

COMPLAINT PROCEDURES

    Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                  MAXIMUS, INC.

           PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MARCH 18, 2003


     THE UNDERSIGNED SHAREHOLDER OF MAXIMUS, INC. (THE "COMPANY") HEREBY APPOINTS DAVID V. MASTRAN, RICHARD A. MONTONI AND DAVID R. FRANCIS, AND EACH OF THEM ACTING SINGLY, AS THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ON BEHALF OF THE UNDERSIGNED ALL OF THE SHARES OF CAPITAL STOCK OF THE COMPANY THAT THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MARCH 18, 2003, AND AT ALL ADJOURNMENTS THEREOF, HEREBY REVOKING ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH SHARES.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                  SEE REVERSE
                                                                      SIDE

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                  MAXIMUS, INC.

                                 March 18, 2003

Please date, sign and mail your proxy COMPANY NUMBER _________________ card in the envelope provided as soon ACCOUNT NUMBER ________________
as possible.                               NUMBER OF SHARES  ________________


                Please detach and mail in the envelope provided.

-------------------------------------------------------------------------------
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-------------------------------------------------------------------------------
                                                            FOR AGAINST ABSTAIN

1. Election of Class III Directors. 2. Shareholder proposal / /   / /     / /
                                       to request a policy
The Board of Directors recommends      and practice of expensing
a vote "FOR" this proposal.            the costs of all
                                       future executive stock options.

                                       The Board of Directors recommends a vote
                                       "AGAINST" this proposal.

                                 NOMINEES

/ / FOR ALL NOMINEES     (  ) Lynn P. Davenport
                         (  ) Thomas A. Grissen
                         (  ) David V. Mastran

/ / WITHHOLD AUTHORITY                 This Proxy, when properly executed, will
    FOR ALL NOMINEES                   be voted in the manner directed by the
                                       undersigned herein. If no specification
                                       is made, this Proxy will be voted "FOR"
/ / FOR ALL EXCEPT                     proposal 1 and "AGAINST" proposal 2. The
    (SEE INSTRUCTIONS BELOW)           proxies appointed hereby are also
                                       authorized by this Proxy to vote in
                                       their discretion on behalf of the
                                       undersigned upon such other matters as
                                       may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)
--------------------------------------------------------------------------



--------------------------------------------------------------------------
To change the address on your account, please check the box at right and
indicate you new address in the space above. Please note that        / /
changes in the registered name(s) on the account may not be submitted via this method.

______________________ Please check here if you plan to attend the meeting. / /

Signature of Shareholder ___________________________ Date______________

Signature of Shareholder ___________________________ Date________________

Note: This proxy must be signed exactly as name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.